EXHIBIT 10(oo)

                                 PROMISSORY NOTE
                                 ---------------


$30,000                                                        November 25, 1997
                                                                Phoenix, Arizona

         FOR VALUE RECEIVED, the undersigned, Sandbox Entertainment Corporation, a Delaware corporation with its principal place of business at 2231 E. Camelback Road, Suite 324, Phoenix, Arizona 85016 (hereinafter "Maker"), promises to pay to the order of Kathryn W. Kolbe and Kolbe Corp., an Arizona corporation, or assigns (collectively "Holder"), at Phoenix, Arizona, or at such other place as Holder of this Promissory Note shall designate in writing, the principal sum of Thirty Thousand Dollars ($30,000), without interest. The entire amount of indebtedness under this Note shall be due and payable on February 23, 1998.

         Maker shall have the right at any time or from time to time to prepay all or a portion of this Note without premium or penalty. Any such prepayment shall not affect the total amount due under this Note or its due date.

         If there should be a default in the payment of any amount which is not paid when due, such amount shall bear interest from the date when due until paid in full at the rate of eighteen percent (18%) per annum. In the event of default in the payment of any amount under this Note, Maker promises to pay all reasonable attorneys' fees and costs incurred by Holder in connection therewith. This Promissory Note shall be governed by and construed in accordance with the laws of the State of Arizona.

         Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

         Maker waives demand, diligence, presentment for payment, protest and notice of demand, protest, nonpayment and exercise of any option hereunder. Maker further agrees that the granting without notice of any extension or extensions of time for payment of any sum or sums due hereunder, or for the performance of any covenant, condition or agreement hereof, shall in no way release or discharge the liability of Maker.

         Time is of the essence in this Note and each and every term and provision hereof.

                                        SANDBOX ENTERTAINMENT CORPORATION


                                        By: /s/  Mark Gorchoff
                                            ----------------------------------
                                        Name: /s/    Mark Gorchoff
                                              --------------------------------
                                        Its:     Chief Financial Officer
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